FILED PURSUANT TO RULE 424(B)(3)
File Number 333-181012
ARAMARK CORPORATION
SUPPLEMENT NO. 3 TO
PROSPECTUS DATED
JANUARY 4, 2013
THE DATE OF THIS SUPPLEMENT IS FEBRUARY 25, 2013
ON FEBRUARY 21, 2013, ARAMARK CORPORATION FILED THE ATTACHED
CURRENT REPORT ON FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________

Date of report (Date of earliest event reported): February 21, 2013

ARAMARK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		Zip Code

Registrant's telephone, including area code: 215-238-3000
N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.
ARAMARK Corporation (the “Company”) is seeking to offer $1.0 billion aggregate principal amount of its senior notes in a private offering to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. This Current Report on Form 8-K is not an offer to sell or buy any securities. The net proceeds from the senior notes offering would be used to repay certain outstanding indebtedness of the Company and/or its indirect parent, ARAMARK Holdings Corporation, and to pay related fees and expenses.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: February 21, 2013	By: /s/ L. Frederick Sutherland

Name:	L. Frederick Sutherland

Title:	Executive Vice President and
Chief Financial Officer